To the Trustees and Shareholders of Eaton Vance
Tax-Advantaged Global Dividend Income Fund:
In planning and performing our audit of the
financial statements of Eaton Vance Tax-
Advantaged Global Dividend Income Fund (the
"Fund") as of and for the year ended October 31,
2013, in accordance with the standards of the
Public Company Accounting Oversight Board
(United States), we considered the Fund's internal
control over financial reporting, including controls
over safeguarding securities, as a basis for
designing our auditing procedures for the purpose
of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the
Fund's internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.  A fund's
internal control over financial reporting is a
process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in accordance
with generally accepted accounting principles.  A
fund's internal control over financial reporting
includes those policies and procedures that (1)
pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect the
transactions and dispositions of the assets of the
fund; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance
with generally accepted accounting principles, and
that receipts and expenditures of the fund are
being made only in accordance with
authorizations of management of the fund and
trustees of the trust; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use, or
disposition of a fund's assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.  Also, projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions, or
that the degree of compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees,
in the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis.  A material weakness is a deficiency,
or a combination of deficiencies, in internal control
over financial reporting, such that there is a
reasonable possibility that a material misstatement
of a fund's annual or interim financial statements
will not be prevented or detected on a timely
basis.
Our consideration of the Fund's internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Fund's
internal control over financial reporting and its
operation, including controls for safeguarding
securities that we consider to be a material
weakness, as defined above, as of October 31,
2013.
This report is intended solely for the information
and use of management and the Trustees of
Eaton Vance Tax-Advantaged Global Dividend
Income Fund and the Securities and Exchange
Commission and is not intended to be and should
not be used by anyone other than these specified
parties.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 16, 2013